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                                                                      EXHIBIT 16




                               SMRECEK & CO., S.C.
                          N14 W23777 Stone Ridge Drive
                            Waukesha, Wisconsin 53188




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

         We have reviewed the statements of Heartland Wisconsin Corp. included in Item 4 of its Form 8-K Current Report for March 11, 1999, and we agree with all such statements insofar as they relate to our firm.



                                                   /s/ Smrecek & Co., S.C.

                                                      SMRECEK & CO., S.C.
                                                 Certified Public Accountants


Waukesha, Wisconsin
March 16, 1999